Exhibit 10.4
AGREEMENT
1.	I consent to permit the Company until December 31, 2006 to have the registration statement on Form S-1 (Registration No. 333-136992) declared effective before it is considered in default of the registration requirements of Section 5.8(a) of the Securities Purchase Agreement dated June 29, 2006. This consent shall only be effective if it is agreed to by all the parties to the Securities Purchase Agreement. If the Company does not have the registration statement declared effective on or before December 31, 2006, the provisions of the Purchase Agreement which impose any liquidated damages or other charges or penalties on the Company with respect to the failure to do so are not waived and all such liquidated damages shall be determined in strict accordance with the terms of the Purchase Agreement as originally written.
☒ Yes, I consent
☐ No, I do not consent
2.	In the event that parties to the Securities Purchase Agreement do not unanimously agree to extend the date by which the Company must have the registration statement on Form S-1 (Registration No. 333-136992) declared effective to December 31, 2006, I agree to allow the Company to satisfy any Default Payments (as defined in the Securities Purchase Agreement) owed to me through the issuance to me of additional shares of common stock at the rate of one share of common stock for each dollar of Default Payment owed me. Such shares to be issued by the 15th of the month following the month the Default Payments are earned.
☒ Yes, I agree
☐ No, I do not agree

Signed: /s/ Richard P. Kiphart

Name: Richard P. Kiphart

Date: 11/2/2006